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                                                                   EXHIBIT 10.25

                                 SELECTICA, INC.
                         MAJOR ACCOUNT LICENSE AGREEMENT

This Agreement, dated as of June 28, 2002 (the "Effective Date"), is made and entered into by and between Selectica, Inc. 3 West Plumeria Drive, San Jose, California, 95134 ("SELECTICA"), and GE Medical Systems and Affiliates ("Customer"). SELECTICA and Customer agree as follows:

1.   DEFINITIONS

     Whenever used in this Agreement, the following terms will have the following specified meanings:

     1.1 "DOCUMENTATION" means the documentation shipped with the Software to Customer hereunder, together with any and all new releases, corrections, updates and applicable training materials furnished by SELECTICA to Customer under this Agreement.

     1.2 "SOFTWARE" means the computer software specified in Exhibit A attached hereto, in object code form.

     1.3 "AFFILIATE" means a corporation, company or other entity controlling, under the control of or under common control with the person at issue where control means the ownership of (1) at least fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (2) in the case of an entity which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, at least fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity.

2.   SOFTWARE DELIVERY AND LICENSE

     2.1 DELIVERABLES. Upon execution of this Agreement, SELECTICA shall deliver to Customer one reproducible master copy of the Software licensed hereunder to Customer, in object code form, and one copy of the Documentation.

     2.2 GRANT. Subject to the terms of this Agreement and payment of all fees, SELECTICA hereby grants Customer a worldwide, fully paid, nonexclusive, nontransferable, perpetual license to:

          (a) Install and use the Software ordered by Customer hereunder for internal use by Customer for the number of users or seats authorized under this Agreement. The number of users or seats initially authorized hereunder is set forth in Exhibit B. Customer may increase the number of authorized users or seats from time to time upon payment to SELECTICA of the applicable amount as set forth in Exhibit B.

          (b) Reproduce the Documentation for the Software ordered by Customer hereunder and/or incorporate all or any portion of the Documentation in training materials prepared by the Customer, in each case solely for the use of the Customer and provided that the copyright notices and other proprietary rights legends of SELECTICA are included on each copy of the Documentation and such materials.

          (c) Reproduce and make a reasonable number of copies for archival and backup purposes.

     2.3 RESTRICTIONS. Customer shall use the Software and Documentation only for the purposes specified in section 2.2. In addition, without limitation, Customer shall not:

          (a) modify, change, enhance or prepare derivative works of the Software or Documentation except as expressly permitted in Section 2.2;

          (b) reverse engineer, disassemble or decompose the Software, except to the extent that such acts may not be prohibited under applicable law;

          (c) remove, obscure, or alter any notice of patent, copyright, trade secret, trademark, or other proprietary rights notices present on any Software Documentation;

          (d) sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the Software or the Documentation to any third party except as may be permitted in Section 10.4 hereof;

          (e) use the Software or the Documentation to provide services to third parties, or otherwise use the same on a "service business" basis provided; however, Customer shall have the right to allow customers and other authorized parties to access the Software as part of its normal course of business; and

          (f) use the Software, or allow the transfer, transmission, export, or re-export of the Software or any portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency.

     2.4 PROPRIETARY RIGHTS. The Software Documentation contains valuable patent, copyright, trade secret, trademark and other proprietary rights of SELECTICA. Except for the license granted under Section 2.2, SELECTICA reserves all rights to the Software and Documentation. No title to or ownership of any Software or proprietary rights related to the Software or Documentation is transferred to Customer under this Agreement.

     2.5 PROTECTION AGAINST UNAUTHORIZED USE. Customer shall promptly notify SELECTICA of any unauthorized use of the Software or Documentation which comes to Customer's attention. In the event of any unauthorized use by any of Customer's employees, agents or representatives, Customer shall use its best efforts to terminate such unauthorized use and to retrieve any copy of the Software or Documentation in the possession or control of the person or entity engaging in such unauthorized use. SELECTICA may, at its option and expense, participate in any such proceeding and, in such an event, Customer shall provide such authority, information and assistance related to such proceeding as SELECTICA may reasonably request.

     2.6 RECORDS. Customer shall ensure that each copy it makes of all or any portion of the Software or the Documentation includes the notice of copyright or other proprietary rights legends appearing in or on the Software or the Documentation delivered to Customer by SELECTICA; shall keep accurate records of the reproduction and location of each copy; and upon request of SELECTICA, shall provide SELECTICA with complete access to such records during normal business hours and to Customer facilities, computers and the Software and Documentation for the purpose of auditing and verifying Customer's compliance with this Agreement provided, however, that SELECTICA shall not request access to such records more than two (2) times in any year.

3.   SUPPORT SERVICES, TRAINING AND MAINTENANCE

     Provided Customer has paid SELECTICA the applicable maintenance fee specified in Exhibit B, SELECTICA will use reasonable commercial efforts to provide the maintenance services set forth as described in Exhibit C and the training services described in Exhibit D.

4.   COMPENSATION

     4.1 LICENSE FEE. Customer will pay SELECTICA the Software License Fee specified in Exhibit B.

     4.2 MAINTENANCE FEE. Customer agrees to pay SELECTICA the Annual Maintenance Fee in the amount and in accordance with the terms of Exhibit B for maintenance services for the first twelve (12) month period commencing on the Effective Date. Customer may renew the maintenance services described in Exhibit C thereafter on an annual basis by payment of the maintenance fee before the beginning of each new twelve (12) month period. Customer may terminate Maintenance

Major Account License Agreement
SELECTICA, INC                                                      JANUARY 2001

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upon thirty (30) days notice to SELECTICA. Upon termination, SELECTICA shall refund a pro-rata portion of unpaid Maintenance Fees, if any. SELECTICA reserves the right to charge Customer a reinstatement fee to resume such maintenance services if Customer has not continuously maintained such services in effect in accordance with the terms of this Section 4.2.

     4.3 PAYMENT. All fees, charges and other sums payable to SELECTICA under this Agreement will be due and payable on the dates specified in Exhibit B, or within thirty (30) days after invoice received date if no date is specified in Exhibit B. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Customer shall pay all amounts due under this Agreement to SELECTICA at the address set forth herein or such other location as SELECTICA designates in writing. All fees, charges and other sums payable to SELECTICA under this Agreement do not include any sales, use, excise or other applicable taxes, tariffs or duties (excluding any applicable federal and state taxes based on SELECTICA's net income).

     4.4 FUTURE PRODUCTS. SELECTICA agrees to provide Customer, upon Customer's written request, any unspecified future products released by SELECTICA, including any beta versions of unspecified future products, for a period of eighteen months from the date of this Agreement. For the period beginning with the nineteenth month from the date of the Agreement through the sixtieth month from the date of this Agreement, GEMS shall receive a discount of list price equal to the current discount for future purchases.

5.   TERM AND TERMINATION

     5.1  TERM. The term of this Agreement and the license set forth in Section
2.2 shall commence on the Effective Date and shall end upon the termination of this Agreement pursuant to Section 5.2 or 5.3.

     5.2 TERMINATION BY SELECTICA. If Customer defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after SELECTICA gives Customer written notice specifying the default (or immediately in the case of a breach of Section 2), SELECTICA may terminate this Agreement and any licenses. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

     5.3 TERMINATION BY CUSTOMER. If SELECTICA defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after Customer gives SELECTICA written notice specifying the default, Customer may terminate this Agreement. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs. Such termination shall not relieve Customer of any of its outstanding financial obligations to SELECTICA.

     5.4 SURVIVAL. Sections 2.3-2.6, 4, 5.4, 6, 8, 9 and 10 shall survive the termination of this Agreement. The license granted under Section 2.2 shall survive termination of this Agreement, provided that Selectica may terminate such license immediately and Customer shall promptly cease the use of the Software and Documentation and destroy (and in writing certify such destruction) or return to SELECTICA all copies of the Software and Documentation then in Customer's possession or control upon a breach of Sections 2.3 or 4.1.

6.   CONFIDENTIALITY

     6.1 Both parties acknowledge that, in the course of performing this Agreement, they may obtain information relating to products (such as goods, services, and software) of the other party, or relating to the parties themselves, which is of a confidential and proprietary nature ("Confidential Information"). Confidential Information includes, Deliverables and all communications concerning Selectica's or Customer's business and marketing strategies including but not limited to employee and customer lists, customer profiles, project plans, design documents, product strategies and pricing data, research, advertising plans, leads and sources of supply, development activities, design and coding, interfaces with Selectica software, anything provided by Selectica in connection its support or warranty obligations under this Agreement, including, without limitation, computer programs, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical plans and other information of the parties which by its nature can be reasonably expected to be proprietary and confidential, whether it is presented in oral, printed, written, graphic or photographic or other tangible form (including information received, stored or transmitted electronically) even though specific designation as Confidential Information has not been made.

     6.2 The parties (including subcontractors) shall at all times, both during the term of this Agreement and thereafter keep in trust and confidence all Confidential Information of the other party and shall not use such Confidential Information other than as necessary to carry out its duties under this Agreement, nor shall either party disclose any such Confidential Information to third parties, excluding subcontractors with a need to know and who have signed comparable non-disclosure agreements to protect the other party's Confidential Information, without the other party's prior written consent.

     6.3 The obligations of confidentiality shall not apply to information which (a) has entered the public domain except where such entry is the result of a party's breach of this Agreement; (b) prior to disclosure hereunder was already in the receiving party's possession without restriction; (c) subsequent to disclosure hereunder is obtained by the receiving party on a non-confidential basis from a third party who has the right to disclose such information; or (d) was developed by the receiving party without use of the Confidential Information.

     6.4 Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement without the prior written consent of the other party except that Selectica may disclose the terms of this Agreement to 1) potential acquirers pursuant to the terms of a non-disclosure or confidentiality agreement, 2) potential investors and 3) as required by law or court order.

     6.5 Neither party grants the other party any rights to use its trademarks, service marks, or other proprietary symbols or designations.

7.   WARRANTIES AND REMEDIES

     7.1 PERFORMANCE WARRANTY AND REMEDY. SELECTICA warrants to Customer that when operated in accordance with the Documentation and other instructions provided by SELECTICA, the Software will perform substantially in accordance with the functional specifications set forth in the Documentation for a period of one hundred and eighty (180) days after delivery of the Software to the Customer. If the Software fails to comply with the warranty set forth in this
Section 7.1, SELECTICA will use reasonable commercial efforts to correct the noncompliance provided that: Customer notifies SELECTICA of the noncompliance within (90) ninety days after delivery of the Software to the Customer, and SELECTICA is able to reproduce the noncompliance as communicated by Customer to SELECTICA. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA shall refund to Customer all or an equitable portion of the license fee paid by Customer to SELECTICA for such Software in full satisfaction of Customer's claims relating to such noncompliance upon Customer's return of said Software. ANY LIABILITY OF SELECTICA WITH RESPECT TO THE PRODUCT OR PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF PRODUCT REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN SELECTICA'S OPINION, IMPRACTICAL, TO A REFUND OF THE LICENSE FEE.

     7.2 WARRANTY LIMITATIONS. The warranties set forth in Section 7.1 apply only to the latest release of the Software made available by SELECTICA to Customer. Such warranties do not apply to any noncompliance of the software resulting from misuse, casualty loss, use or combination of the Software with any products, goods, services or other items furnished by anyone other than SELECTICA, any

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SELECTICA, INC

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modification not made by or for SELECTICA, or any use of the Software by
Customer in contradiction of the terms of this Agreement.

     7.3 DATE COMPLIANCE. Licensor represent and warrants that all Software (including, without limitation, hardware, firmware or any systems consisting of one or more thereof, and any and all enhancements, upgrades, customizations, modifications, maintenance and the like) deliverable by Licensor hereunder will operate such that neither the performance nor the functionality of the Software will be affected by any changes to the date format as defined below:

          i) Date compliance shall mean that no value for current date will cause any interruption in the operation of the Software.

          ii) All manipulations of time-related data will produce the desired results for all valid dates within the application domain and in combination with other products.

          iii) Date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention including Leap Year calculations.

          iv) Where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element.

     7.4 LOCKOUTS. Licensor warrants and represents that no "lockout" or disabling code or devices are incorporated or present within the Software at the time the Software is licensed by Licensor to GEMS. In no event will Licensor remove, alter, change or interfere with the Software for purposes of preventing GEMS or its End Uses from using the Software as the result of any dispute under this Agreement. Licensor will not, prior to such licensing or thereafter during the term of this license or any license for an upgraded or modified version of the Software, modify the Software to restrict its use by GEMS or its End Users to, without limitation, particular CPUs, required passwords, periods of time, or other restrictions, without the prior written consent of GEMS.

     7.5 COMPLIANCE. Licensor warrants and represents that it shall comply with all applicable laws and regulations in furnishing the Software. These laws shall include, without limitation, U.S. and foreign labor laws, employment opportunity laws, environmental laws and product safety laws. See the "Governmental Compliance" section of GEMS' Standard Terms and Conditions, attached hereto as Attachment F. Licensor shall maintain at its expense any required UL, IEC, CE and CSA or equivalent listings acceptable to GEMS for all Software.

8.   INDEMNIFICATION

     SELECTICA agrees to hold Customer harmless from liability to third parties resulting from infringement of any United States patent or copyright or trade secret by the Software as used within the scope of this Agreement, and to pay all damages and costs, including reasonable legal fees, which may be assessed against Customer under any such claim or action. SELECTICA shall be released from the foregoing obligation unless Customer provides SELECTICA with (i) written notice within fifteen (15) days of the date Customer first becomes aware of such a claim or action, or possibility thereof; (ii) sole control and authority over the defense or settlement thereof; and (iii) proper and full information and assistance to settle and/or defend any such claim or action. Without limiting the foregoing, if a final injunction is, or SELECTICA believes, in its sole discretion, is likely to be, entered prohibiting the use of the Software by Customer as contemplated herein, SELECTICA will, at its sole option and expense, either (a) procure for Customer the right to use the infringing Software as provided herein or (b) replace the infringing Software with noninfringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing; or (d) in the event (a), (b) and (c) are not commercially reasonable, terminate the license, accept return of the infringing Software and refund to Customer an equitable portion of the license fee paid therefor. Except as specified above, SELECTICA will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, SELECTICA assumes no liability for infringement claims with respect to Software (i) not supplied by SELECTICA, (ii) made in whole or in part in accordance to Customer's specifications, (iii) that is modified after delivery by SELECTICA, (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where Customer continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where Customer's use of the Software is not strictly in accordance with this Agreement. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF SELECTICA AND THE EXCLUSIVE REMEDY OF CUSTOMER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

9.   DISCLAIMER WARRANTY AND LIMITATION OF LIABILITY

     9.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 7.1, SELECTICA MAKES NO WARRANTIES WHETHER EXPRESSED, IMPLIED OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT. SELECTICA SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, AND SATISFACTORY QUALITY WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND ANY OTHER MATERIALS AND SERVICES PROVIDED BY SELECTICA HEREUNDER, AND WITH RESPECT TO THE USE OF THE FOREGOING. FURTHER, SELECTICA DOES NOT WARRANT RESULTS OF USE OR THAT THE SOFTWARE IS BUG FREE OR THAT THE CUSTOMER'S USE WILL BE UNINTERRUPTED.

     9.2 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTION 8, IN NO EVENT WILL SELECTICA BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST TO RECOVER, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE, DOCUMENTATION OR ANY MATERIALS OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SELECTICA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, SELECTICA WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN THE DELIVERY OR FURNISHING OF THE SOFTWARE, DOCUMENTATION, OR OTHER MATERIALS OR SERVICES. SELECTICA's LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE AMOUNTS PAID BY THE CUSTOMER TO SELECTICA UNDER THIS AGREEMENT FOR THE ITEMS GIVING RISE TO SUCH LIABILITY.

10.  MISCELLANEOUS

     10.1 NONDISCLOSURE OF AGREEMENT. Neither party shall not disclose the terms of this Agreement or the ongoing business relationship initiated by this Agreement except as required by law or governmental regulation without the other party's prior written consent, except that either party may disclose the terms of this Agreement on a confidential basis to accountants, attorneys, parent organizations and financial advisors and lenders.

     10.2 MARKETING AND SUPPORT. Customer agrees to provide the following marketing support to Selectica: (i) adopt the Company's configuration, pricing and quoting products as global standards within GEMS, (ii) use best efforts to secure the company on General Electric's list of Global IT recommended vendors,
(iii) joint press release approved by both parties announcing vendor selection upon contract execution, (iv) participate in the Company's case study sponsored by Gartner (or other analyst firm), and (v) Participate in two vendor marketing and promotional sessions to be scheduled during the second calendar quarter of 2003 and the fourth calendar quarter of 2003.

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SELECTICA, INC

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     10.3 NOTICES. Any notice or other communication under this Agreement given by either party to the other will be deemed to be properly given if given in writing and delivered in person or facsimile, if acknowledged received by return facsimile or followed within one day by a delivered or mailed copy of such notice, or if mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified in this Agreement. Either party may from time to time change its address for notices under this Section by giving the other party notice of the change in accordance with this Section 10.3.

     10.4 ASSIGNMENT. This Agreement is personal to the parties and shall not be assignable by either party without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement without Licensor's consent: (i) to an Affiliate; or (ii) incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

     10.5 NONWAIVER. Any failure of either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment of such party's right to assert or rely upon such provision, right or remedy in that or any other instance.

     10.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, between SELECTICA and Customer relating to the Software, Documentation, services and other items subject to this Agreement. No amendment of this Agreement will be valid unless set forth in a written instrument signed by both parties.

     10.7 GOVERNING LAW. The parties expressly acknowledge that the laws of the state of New York, except its conflict of law rules, will govern this Agreement and any Dispute hereunder.

     10.8 Arbitration.

          (a) Any dispute or claim arising out of or in connection with this Agreement or the performance, breach, or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief to obtain interim relief for protection of intellectual property rights, including injunctive relief, to preserve the status quo or prevent irreparable harm.

          (b) In connection with any Dispute, the parties expressly waive and forego any right to trial by jury, punitive, exemplary, statutorily enhanced or similar damages in excess of compensatory damages.

          (c) Any Dispute will be resolved first through good faith negotiations between the agreement managers, or as necessary the team leader of GEMS and the executive of Licensor having responsibility for the sale or use of the Software involved.

          (d) If within sixty (60) calendar days the parties are unable to resolve the Dispute through good faith negotiation, either party may submit such Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty (30) calendar days unless the mediator chooses to withdraw sooner. At the request of either party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each party shall bear its own costs of mediation effort.

          (e) After completion of any mediation effort, a party may submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the Effective Date, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator having experience in enterprise software; and the arbitration shall be conducted in New York City. If the answer to the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of this Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing party in any arbitration conducted under this
Section 10.8 shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

          (f) The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous under the laws of the State of New York. The parties agree that the federal and state courts located in the State of New York shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

          (g) Each party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

     10.9 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding to the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     10.10 APPLICABILITY OF PROVISIONS LIMITING SELECTICA'S LIABILITY. The provisions of this Agreement under which the liability of SELECTICA is excluded or limited, shall not apply to the extent that such exclusions or limitations are declared illegal or void under any applicable laws, unless the illegality or invalidity is cured under such laws by the fact that the law of California governs this Agreement.

     10.11 FORCE MAJEURE. Neither party will be liable for, or be considered to be in breach of or default under this Agreement, other than monetary obligations, as a result of any cause or condition beyond such party's reasonable control.

     10.12 ACCEPTANCE. The Software shall be accepted upon receipt by Customer.

     10.13 RELATIONSHIP OF THE PARTIES. The relationship of the parties hereunder shall be that of independent contractors. Nothing in this Agreement shall be deemed to create a partnership, joint venture or similar relationship between the parties, and no party shall be deemed to be the agent of the other party.

11.  SOURCE CODE ESCROW

     Promptly after execution of this Agreement, SELECTICA will place in escrow (pursuant to the terms of an Escrow Agreement) a copy of all source code and related documentation as well as any other documentation, manuals, tools, or other materials used by SELECTICA in the development, maintenance or support of such Software ("Maintenance Materials") as they exist at the date of this Agreement. If SELECTICA has ceased to do business in the normal course (the "Conditions") and Customer has paid for all applicable source code escrow fees, then Customer shall be entitled to receive from SELECTICA a copy of the Maintenance Materials'. Upon the release of the Maintenance Materials to Customer pursuant to this section, Customer shall have a nonexclusive, non-sublicenseable license to use the foregoing to and only to support and maintain such Software. Customer covenants that it will exercise such license only for so long as

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the Condition occurs and continues and that any violation of this covenant will be a material breach of this Agreement. With respect to anything licensed to SELECTICA from a third party, the foregoing right and licenses and SELECTICA's obligation to provide or escrow Maintenance Materials are subject to the terms and restrictions of SELECTICA's agreement with such third party and the payment by Customer of any amounts that would not otherwise be due on account of this Agreement. SELECTICA will update the escrow with any new or modified Maintenance Materials at least annually.

In Witness whereof, the parties have executed this Agreement by their duly authorized representatives.

SELECTICA, INC.
("SELECTICA")

         /s/ David S. Batt
By: ___________________________________________________

         David S. Batt
Name: _________________________________________________

         Executive Vice President
Title: ________________________________________________

         6/28/2002
Date: _________________________________________________

Address:     3 West Plumeria Drive
             San Jose, CA 95134

Telephone #: (408) 570-9700

Facsimile #: (408) 570-9705

_______________________________________________________
("Customer")

        /s/ Mitchell J. Habib
By: ___________________________________________________

        Mitchell J. Habib
Name: _________________________________________________

        e Business GM
Title: ________________________________________________

        6/28/2002
Date: _________________________________________________

Address: ______________________________________________
         ______________________________________________
         ______________________________________________

Telephone #: __________________________________________

Facsimile #: __________________________________________


        /s/ Laura G. King
By: __________________________________________________

        Laura G. King
Name: _________________________________________________

        GM Sourcing
Title: ________________________________________________

        6/28/2002
Date: _________________________________________________

Address: ______________________________________________
         ______________________________________________
         ______________________________________________

Telephone #: __________________________________________

Facsimile #: __________________________________________

Major Account License Agreement
SELECTICA, INC

                                    EXHIBIT A

                    DESCRIPTION OF SOFTWARE AND DOCUMENTATION

----------------------------------------------------------------------
             Licensed Product                     Licensed Users/Seats
----------------------------------------------------------------------
ACE Enterprise Professional Edition                    Unlimited
----------------------------------------------------------------------
ACE Studio                                                500
----------------------------------------------------------------------
ACE Application Data Manager                           Unlimited
----------------------------------------------------------------------
ACE Mobile Professional Edition                           7500
----------------------------------------------------------------------
ACE Pricer                                             Unlimited
----------------------------------------------------------------------
ACE Enterprise Data Extractor for Oracle               Unlimited
(tool for converting bill of materials
into The Company knowledgebase)
----------------------------------------------------------------------
ACE Connectors to Crossworld, MatrixOne                Unlimited
and Oracle
----------------------------------------------------------------------

Major Account License Agreement
SELECTICA, INC

                                    EXHIBIT B

                          LICENSE AND MAINTENANCE FEES

1.       License Fee.

         License Fee for initial Licensed Products $ 12,000,000

--------------------------------------------------------------------------------------------------------
             Licensed Product                     Licensed Users/Seats            Additional Users/Seats
--------------------------------------------------------------------------------------------------------
ACE Enterprise Professional Edition                    Unlimited                            N/A
--------------------------------------------------------------------------------------------------------
ACE Studio                                                500                          $150 per seat
--------------------------------------------------------------------------------------------------------
ACE Application Data Manager                           Unlimited                            N/A
--------------------------------------------------------------------------------------------------------
ACE Mobile Professional Edition                           7500                         $40 per user
--------------------------------------------------------------------------------------------------------
ACE Pricer                                             Unlimited                            N/A
--------------------------------------------------------------------------------------------------------
ACE Enterprise Data Extractor for Oracle               Unlimited                            N/A
(tool for converting bill of materials
into The Company knowledgebase)
--------------------------------------------------------------------------------------------------------
ACE Connectors to Crossworld, MatrixOne                Unlimited                            N/A
and Oracle
--------------------------------------------------------------------------------------------------------

2.       Maintenance Fee.

         First Year Maintenance : $ 1,800,000

         Annual Maintenance Fee:  $ 1,800,000

3.       Payment Schedule for License Fees and First Year Maintenance

         Payments shall be made for License Fees and First Year Maintenance according to the following schedule. Payments that are dependent on "Acceptance of Deliverable" are references to the Professional Services Agreement between the party of June 28, 2002 (the "Services Agreement"), and the accompanying Statement of Work (the "Statement of Work") attached to the Services Agreement.

         The lack of Acceptance for any Deliverable pursuant to the criteria set forth in the Statement of Work shall not relieve Customer of its obligation to pay the License Fees required by that Milestone if such Acceptance was due to Customer's termination of this Agreement or the Services Agreement or Customer's failure to provide information or assistance necessary for Selectica to complete any of the Deliverables that Customer was required to provide in the Statement of Work. In such circumstances, Customer would be obligated for License Fees associated with that Milestone and compensation for services rendered for such Milestone on a time and materials basis.

Major Account License Agreement
SELECTICA, INC

-------------------------------------------------------------------------------
              PAYMENT DATE                                    AMOUNT OF PAYMENT
-------------------------------------------------------------------------------
               MILESTONE 1                                       $ 2,760,000
          (CONTRACT EXECUTION)

              JULY 1, 2002
-------------------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 2                         $ 2,760,000
       (ESTIMATED OCTOBER 1, 2002)
-------------------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 3                         $ 2,760,000
       (ESTIMATED JANUARY 1, 2003)
-------------------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 4                         $ 2,760,000
        (ESTIMATED APRIL 1, 2003)
-------------------------------------------------------------------------------
     ACCEPTANCE OF FINAL DELIVERABLE                             $ 2,760,000
(ESTIMATED JULY 1, 2003, UPON COMPLETION)
-------------------------------------------------------------------------------
                  TOTAL                                          $13,800,000
-------------------------------------------------------------------------------

Major Account License Agreement
SELECTICA, INC

                                    EXHIBIT C

                        MAINTENANCE TERMS AND CONDITIONS

The following sets forth the terms and conditions of the maintenance services offered to Customer. Capitalized terms not defined in this Attachment have the same meaning as in this Agreement.

1.       DEFINITIONS.

         - "Error" means an error in the Software which significantly degrades such Software as compared to Selectica's published performance specifications.

         - "Error Correction" means the use of reasonable commercial efforts to correct Errors.

         - "Fix" means the repair or replacement of object or executable code versions of the Software to remedy an Error.

         - "Support Services" means Selectica's support services as described in Section 2.

         - "Update" means a release of a Software Product which consists of minor corrections, bug fixes and enhancements without substantial added functionality or features and which is denoted by any change to the numbers to the right of the first decimal point (e.g., a change from 2.0 to 2.1 or from 2.1.1 to 2.1.2).

         - "Upgrade" means a release of a Software Product which consists of a new version with substantial enhancements, added functionality or new features and which is denoted by a change to the number to the left of the first decimal point (e.g., a change from 2.x to 3.x).

         - "Workaround" means a change in the procedures followed or data supplied by Customer to avoid an Error without substantially impairing Customer's use of the Software.

         - "Regular Hours" means 8:30AM to 5:00PM Central Time on Selectica's regular business days.

2. SCOPE OF SUPPORT SERVICES. Subject to Section 4 of this Attachment, Selectica shall use reasonable commercial efforts to provide the following services for the Software:

         - Technical Communication. Maintain a center capable of receiving information from Customer by telephone, electronic mail, fax or postal mail for support of the Software. Live communication with Selectica personnel is limited to Regular Hours. Outside of such regular hours, Selectica shall have an automated answering service to take messages, such messages shall be reviewed by Selectica technical personnel at the beginning of the next business day. In case of the Select Advantage support program, technical communication will be provided beyond regular business hours via pager support.

         - Maintenance Release. From time to time, provide Updates and Upgrades of the Software to Customer (free of charge) that Selectica makes generally available. All such Updates and Upgrades and shall be subject to the terms and conditions of the Agreement.

         - Modifications of Software. Selectica shall accommodate requests for modifications, however, Selectica is under no obligation to incorporate those requests from Customer in future releases of the Software.

         - Error Correction. Selectica shall exercise commercially reasonable efforts to correct any Error reported by Customer in the current unmodified release of Software

Major Account License Agreement
SELECTICA, INC

3. CUSTOMER RESPONSIBILITIES. Customer is responsible for isolating the problem, for eliminating other factors as potential causes of the problem and for providing sufficient information, data and test cases to allow Selectica to readily reproduce all reported Errors. If Selectica believes that a problem reported by Customer may not be due to an Error in Software, Selectica will so notify Customer.

4. EXCLUSIONS. Selectica shall have no obligation to support: (i) altered or damaged Software or any portion of Software incorporated with or into other software; (ii) Software that is not the then current release or immediately Previous Sequential Release which is aged six (6) months or more since the issuance of the successive release; (iii) Software problems caused by Customer's negligence, abuse or misapplication, use of Software other than as specified in Selectica user manual or other causes beyond the control of Selectica; or (iv) Software installed on any hardware that is not supported by Selectica. Selectica shall have no liability for any changes in Customer's hardware, which may be necessary to use Software due to a Workaround or maintenance release.

5. DISCLAIMER OF WARRANTY. THESE TERMS AND CONDITIONS DEFINE A SERVICE ARRANGEMENT AND NOT A SOFTWARE WARRANTY. ALL LICENSED PRODUCTS AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THIS AGREEMENT. THESE TERMS AND CONDITIONS DO NOT CHANGE OR SUPERSEDE ANY TERM OF ANY SUCH AGREEMENT.

Major Account License Agreement
SELECTICA, INC

                                    Exhibit D

                                    Training

Upon execution of Selectica's training documentation, Customer shall receive training for its employees, as determined by Customer. Customer agrees to pay any instructor travel and living expenses subject to the policies set forth belowThe time and location of the training will be agreed to by Customer and SELECTICA.

The cost for participating in Selectica's training program is: $_____________.

         (i) Airline Travel: Actual costs of the fare shall be charged. Coach fare shall be used within the constraints of project timelines and the requests of GEMS. No first class travel shall be used unless explicitly requested by GEMS. Cost of ground transportation, parking, etc. for airline travel is charged at actual incurred cost including any reasonable gratuities. Contractor shall schedule airline travel fourteen (14) days in advance, unless otherwise specified in the Schedule.

         (ii) Auto Expenses: The current IRS mileage standard per mile shall be charged plus any tolls. If the parties agree to arrange for a rental car as specified in the Schedule, actual costs shall be charged.

         (iii) Lodging: Standard, single room rates shall be charged, not to exceed the GEMS negotiated rate per day unless otherwise authorized by GEMS.

         (iv) Meals and incidentals: Actual out-of-pocket expenses shall be charged including any reasonable gratuities. Daily meals shall not exceed $30 per day unless otherwise authorized by GEMS.

Major Account License Agreement
SELECTICA, INC